Exhibit 99.3

                 March 19, 2002

Board of Directors
CIENA Corporation
1201 Winterson Road
Linthicum, MD 21090

Dear Board of Directors:

We hereby consent to the use in the Registration Statement of CIENA Corporation on Form S-4 of our opinion dated February 15, 2002, appearing as Annex D to the Joint Proxy Statement/ Prospectus, to the description therein of such opinion and to the references to our firm name therein. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations adopted by the Securities and Exchange Commission (the “Commission”) thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

MORGAN STANLEY & CO. INCORPORATED

By: /s/ Robert Eatroff Robert Eatroff Managing Director